UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2011 (January 21, 2011)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review

On January 21, 2011, the Company’s Audit Committee concluded that the Company’s previously filed financial statements for the Company’s fiscal year ended March 31, 2010 and for the Company’s fiscal quarters ended June 30, 2010 and September 30, 2010 could no longer be relied upon because of an error in such financial statements related to the Company’s accounting for a software license sold during the quarter ended March 31, 2010 (the “License”).

The Company recognized all of the license fee revenue associated with the License in March 2010 when the license agreement was executed and the software was provided to the customer.  In November 2010, the Company entered into a separate service agreement with the customer.  However, the original accounting did not consider the impact of essential services which are common for such software to meet the customer’s intended use.  Therefore, the Company has determined that the software license fee revenue should have been recognized over the period the professional services are rendered.

To correct this error, the Company will restate the affected financial statements as contained in amendments to the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which the Company currently expects to file with the Commission on or before February 14, 2011.  The Company currently expects that such restated financial statements will be comprised of the following adjustments:

•
For the year ended March 31, 2010, (i) revenue and retained earnings will be decreased by $600,000 (the amount of the license fee), (ii) net loss will be increased by $600,000, (iii) net loss per share will be increased by $0.02 per share and (iv) deferred revenue will be increased by $600,000.

•	For the quarter ended June 30, 2010, (i) retained earnings will be decreased by $600,000 and (ii) deferred revenue will be increased by $600,000.

•	For the quarter ended September 30, 2010, (i) retained earnings will be decreased by $600,000 and (ii) deferred revenue will be increased by $600,000.

The Company currently expects to record the $600,000 license fee as an increase in revenue, net income (loss) and retained earnings as follows: approximately $100,000 of the license fee revenue is expected to be recognized in the quarter ended December 31, 2010 with the remaining portion of the license fee revenue expected to be recognized in future periods as the professional services are rendered.

The Company has informed Ham, Langston and Brezina LLP, the Company’s former independent registered public accounting firm of the matter disclosed in this filing.  Additionally, the Company and the Audit Committee discussed this matter with the Company’s current independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2011

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer